                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 1, 2005

                         Commission File Number: 1-14222

                         SUBURBAN PROPANE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

             Delaware                                             22-3410353
   (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                240 Route 10 West
                           Whippany, New Jersey 07981
                                 (973) 887-5300

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2005, Suburban Propane Partners, L.P. (the "Partnership") and
Suburban Energy Finance Corp., a wholly-owned direct subsidiary of the
Partnership, co-issued $250 million aggregate principal amount of 6.875% senior notes due 2013 (the "Notes"). The Notes were issued at 99.181% of the face amount for gross proceeds of approximately $248 million, before underwriting discount and other expenses. The Notes were issued as additional debt securities under the Partnership's existing indenture, dated as of December 23, 2003 (the
"Indenture"), pursuant to which the Partnership previously issued $175 million of 6.875% senior notes due 2013. The Notes were offered in a private placement only to qualified institutional buyers in accordance with Rule 144A and to
non-U.S. persons pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act").

The Notes bear interest at the rate of 6.875% per annum payable semiannually on
June 15 and December 15 of each year, commencing June 15, 2005. The Notes and the original senior notes issued on December 23, 2003 will mature on December
15, 2013. The Partnership cannot redeem the Notes, other than as described below, prior to December 15, 2008. On and after December 15, 2008, the
Partnership may redeem some or all of the Notes at any time at redemption prices set forth in the Indenture. In addition, prior to December 15, 2008 the
Partnership can redeem up to 35% of the aggregate principal amount of the Notes at 106.875% of their face amount, plus accrued and unpaid interest and liquidated damages, if any, with proceeds from offerings of the Partnership's common units. All terms and conditions of the Indenture apply to the Notes.

On March 31, 2005, the Partnership entered into a Registration Rights Agreement, pursuant to which the Partnership agreed to (i) file with the Securities and
Exchange Commission (the "Commission") within 90 days a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to an exchange offer to exchange identical publicly tradable notes for the Notes and (ii) use its reasonable best efforts to cause the Exchange Offer
Registration Statement to be declared effective by the Commission within 180 days or, alternatively, under certain circumstances, to file and cause to be declared effective a shelf registration statement with respect to the Notes within certain time periods set forth in the Registration Rights Agreement. If the Partnership fails to comply with certain obligations under the Registration
Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Notes.

In addition, on March 31, 2005 Suburban Propane, L.P., a direct subsidiary of the Partnership, (the "Operating Partnership") completed the First Amendment to the Third Amended and Restated Credit Agreement (the "Amendment") pursuant to which the lenders (i) provided a term loan facility in the amount of $125 million (the "Term Loan Facility"); (ii) permitted the prepayment of certain indebtedness of the Operating Partnership; and, (iii) amended certain other terms and conditions as described in more detail below.

The combined net proceeds from the issuance of the Notes and borrowing under the
Term Loan Facility of approximately $371 million, net of underwriting discounts, commissions and bank fees, plus cash of approximately $7.3 million, were used to
(i) redeem all $340 million outstanding aggregate principal amount of the
Operating Partnership's 7.54% senior notes due 2011 and 7.37% senior notes due
2012 (the "Redeemed Notes"); (ii) pay a $31.9 million prepayment premium required under the agreements governing the Redeemed Notes; and, (iii) pay $6.4 million of interest accrued on the Redeemed Notes from the last interest payment date through the date of redemption.

The Third Amended and Restated Credit Agreement, as amended by the Amendment,
(the "Credit Agreement") provides a $75 million working capital facility that matures on October 20, 2008, a $75 million letter of credit facility and the new
$125 million Term Loan Facility. The Term Loan Facility will mature on March 31,
2010 and provides no scheduled principal repayments prior to maturity.
Borrowings under the Term Loan Facility bear interest at a rate of LIBOR plus an applicable margin based on the Operating Partnership's total leverage (162.5 basis point spread based on current leverage), which is consistent with the pricing under the Credit Agreement. The Operating Partnership has the right to prepay the Term Loan Facility, in whole or in part, without penalty at any time prior to maturity upon proper notice to the lenders. In addition, in connection with the Amendment the financial covenants under the Credit Agreement were amended as follows: (i) the Operating Partnership's leverage ratio was reduced from 4.5 to 1 to a requirement to maintain a ratio of less than 4.0 to 1; and,
(ii) the Partnership (rather than, as previously, the Operating Partnership)
must maintain an interest coverage ratio in excess of 2.5 to 1. All other covenants and provisions of the Credit Agreement remain unchanged.

Concurrently with the borrowings under the Term Loan Facility, the Operating
Partnership entered into an interest rate swap agreement with one of its lenders to fix the LIBOR portion of the interest rate under the Term Loan Facility over the five-year term. As a result of the interest rate swap and the current leverage, the current interest rate on the Term Loan Facility will be 6.28% per annum.

The Registration Rights Agreement, the Amendment and the Credit Agreement are
filed as exhibits to this Current Report on Form 8-K. The Indenture was filed as an exhibit to the Partnership's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 2003.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01., which is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE

On March 31, 2005, the Partnership issued a press release announcing that it had completed its previously announced senior note refinancing transactions (the
"Press Release"). A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

     4.1  Registration Rights Agreement, dated as of March 31, 2005.

     10.1 First Amendment to Third Amended and Restated Credit Agreement, dated as of March 17, 2005.

     10.2 Third Amended and Restated Credit Agreement, dated as of October 20,
          2004 (as amended by the First Amendment to the Third Amended and
          Restated Credit Agreement).

     99.1 Press Release of Suburban Propane Partners, L.P. dated March 31,
          2005, announcing that it has closed its previously announced senior note refinancing transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 1, 2005                           SUBURBAN PROPANE PARTNERS, L.P.

                                        By: /s/ Janice G. Sokol
                                            ------------------------------------
                                        Name: Janice G. Sokol
                                        Title: Vice President, General Counsel
                                        and Secretary

EXHIBITS

Exhibit No.   Exhibit
-----------   -------
     4.1      Registration Rights Agreement, dated as of March 31, 2005.

    10.1      First Amendment to Third Amended and Restated Credit Agreement,
              dated as of March 17, 2005.

    10.2      Third Amended and Restated Credit Agreement, dated as of October
              20, 2004 (as amended by the First Amendment to the Third Amended and Restated Credit Agreement).

    99.1      Press Release of Suburban Propane Partners, L.P. dated March 31,
              2005, announcing that it has closed its previously announced senior note refinancing transactions.